EXHIBIT 23(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 21, 2007, relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Report to Shareholders of Phoenix Investment Trust 06, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Portfolio Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2007